                                                                     EXHIBIT 8.1

        LIST OF SIGNIFICANT SUBSIDIARIES, JOINTLY CONTROLLED ENTITIES AND
                    ASSOCIATED COMPANIES OF BRILLIANCE CHINA
                       AUTOMOTIVE AS OF DECEMBER 31, 2005.

                                                                       JURISDICTION
                                                                            OF
SUBSIDIARIES                                                          INCORPORATION
------------                                                          -------------
Shenyang Brilliance JinBei Automobile Co., Ltd.                       China
Ningbo Yuming Machinery Industrial Co., Ltd.                          China
Shenyang XingYuanDong Automobile Component Co., Ltd.                  China
Shenyang Jianhua Motors Engine Co., Ltd.                              China
Ningbo Brilliance Ruixing Auto Components Co., Ltd.                   China
Mianyang Brilliance Ruian Automotive Components Co., Ltd.             China
Shenyang JinBei Automotive Industry Holdings Company Ltd.             China
Shenyang XinJinBei Investment and Development Co., Ltd.               China
Shenyang Brilliance Dongxing Automotive Component Co., Ltd.           China
Shenyang JinDong Development Co., Ltd.                                China
Shenyang ChenFa Automobile Component Co., Ltd.                        China
Shanghai Hidea Auto Design Co., Ltd.                                  China
Shenyang Brilliance Power Train Machinery Co., Ltd.                   China
China Brilliance Automotive Components Group Limited                  Bermuda
Southern State Investment Limited                                     BVI
Beston Asia Investment Limited                                        BVI
Pure Shine Limited                                                    BVI
Key Choices Group Limited                                             BVI
Brilliance China Automotive Finance Ltd.                              BVI

JOINTLY CONTROLLED ENTITIES
Mianyang Xinchen Engine Co., Ltd.                                     China
Shenyang Xinguang Brilliance Automobile Engine Co., Ltd.              China
BMW Brilliance Automotive Ltd.                                        China

ASSOCIATED COMPANIES
Chongqing FuHua Automotive Sales Service Co., Ltd.                    China
Chongqing Baosheng Automotive Sale and Service Co., Ltd.              China
Shenyang Aerospace Mitsubishi Motors Engine Manufacturing Co., Ltd.   China